EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
Section 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of ADVENTRX Pharmaceuticals, Inc.  (the “Company”) for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Nicholas J. Virca, Chief Executive Officer of the Company, and Steven M.  Plumb, CPA, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 /s/ Nicholas J. Virca
Nicholas J. Virca
Chief Executive Officer
March 26, 2004

 /s/ Steven M. Plumb
Steven M.  Plumb, CPA
Chief Financial Officer

March 26, 2004

          This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.